SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
                      February 22, 1999


                NEWPORT NEWS SHIPBUILDING INC.
    (Exact name of registrant as specified in its charter)


          Delaware                     1-12385              74-1541566
(State or other jurisdiction         (Commission         (I.R.S. Employer
      of incorporation)              File Number)       Identification No.)


        4101 Washington Avenue, Newport News, VA 23607
     (Address of principal executive offices) (zip code)


                        (757) 380-2000
     (Registrant's telephone number, including area code)


                        Not Applicable
 (Former name or former address, if changed since last report)

Item 5. Other Events

          Newport News Shipbuilding Inc. ("Newport News") and Avondale Industries, Inc. ("Avondale") announced yesterday that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to their proposed merger has expired. The expiration of the waiting period is an important step toward closing the transaction, which remains subject to the approval of the shareholders of both companies.


Item 7. Financial Statements and Exhibits

(c) Exhibits

         Exhibit  99.1     Press Release

                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEWPORT NEWS SHIPBUILDING INC.


Date: February 23, 1999       By:   /s/ Stephen B. Clarkson
                                  ----------------------------
                                  Name:  Stephen B. Clarkson
                                  Title: Vice President, General Counsel and
                                         Secretary

                              Exhibit Index



                                                           Sequential Page
Exhibit No.           Description of Exhibit                   Number

Exhibit  99.1       Press Release                                5

                                                                   EX-99.1
                                                             PRESS RELEASE



NEWPORT NEWS
SHIPBUILDING
                                                              NEWS RELEASE


                       DEPARTMENT OF JUSTICE CLEARS
                    NEWPORT NEWS' MERGER WITH AVONDALE

          NEWPORT NEWS, VA/NEW ORLEANS, LA - February 22, 1999 - Newport News Shipbuilding (NYSE-NNS) and Avondale Industries, Inc. (Nasdaq/NMS-AVDL) announced today that the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to their proposed merger has expired. The expiration of the waiting period is an important step toward closing the transaction, which remains subject to the approval of the shareholders of both companies.

          Newport News Shipbuilding designs and constructs nuclear powered aircraft carriers and submarines for the U.S. Navy and provides life cycle maintenance services for ships in the Navy fleet. The company employs 18,000 people and has annual revenues of approximately $1.8 billion.

          Avondale Industries, Inc. headquartered in metro New Orleans, designs, builds and overhauls both military and commercial ships. The Company employs 6,000 people and has annual revenue of approximately $750 million.



CONTACT: Dave Anderson - Investors (757) 380-7600 or George Sard or Paul Verbinnen - Media (212) 687-8080.